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Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report on Form 10-Q of Inland Western Retail Real Estate Trust, Inc. (the "Company") for the quarterly period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Robert D. Parks, as Chief Executive Officer of the Company, Steven P. Grimes, as Principal Financial Officer, and Lori J. Foust, as Principal Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT D. PARKS

Name:	Robert D. Parks Chief Executive Officer

Date:	August 6, 2004

/s/ STEVEN P. GRIMES

Name:	Steven P. Grimes Principal Financial Officer

Date:	August 6, 2004

/s/ LORI J. FOUST

Name:	Lori J. Foust Principal Accounting Officer

Date:	August 6, 2004

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Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002